 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 5, 2013

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Registrant held its Annual Meeting of Shareholders (the “Meeting”) on June 5, 2013 in Matthews, North Carolina. At the Meeting, shareholders:

•	Re-elected each incumbent director to serve until the next annual meeting of the Registrant’s shareholders or until their respective successors have been duly elected and qualified;

•	Ratified the appointment of McGladrey LLP as the Registrant’s independent auditors for the year ending December 31, 2013 (the “2013 Fiscal Year);

•	Approved, on an advisory basis, the compensation paid to the Registrant’s Named Executive Officers, as defined in the Registrant’s Proxy Statement for the Meeting (“Say-On-Pay”); and

•	Approved, on an advisory basis, the holding of a vote on Say-On-Pay every three years.

The specific votes were as follows:

Proposal One — Election of Directors:

	For	Withheld	Broker Non-Votes
Lyle A. Berman	4,425,752	27,596	3,398,568
James T. Crawford	4,436,788	16,560	3,398,568
Joseph J. Lahti	4,441,132	12,216	3,398,568
Arthur L. Lomax	4,443,774	9,574	3,398,568
Gehrig H. White	3,837,807	615,541	3,398,568

Proposal Two — Ratify McGladrey LLP as the Registrant’s Independent Registered Public Accounting Firm for the year ending December 31, 2013:

For	Against	Abstain
7,840,924	10,134	858

Proposal Three – Advisory vote on Say-On-Pay:

For	Against	Abstain	Broker Non-Votes
4,431,652	21,296	400	3,398,568

Proposal Four – Advisory vote on the frequency of the vote on Say-On-Pay:

1 Year	2 Years	3 Years	Abstain
1,282,664	18,895	3,092,900	58,889

The Registrant’s Proxy Statement for the Meeting was filed with the Securities and Exchange Commission on April 19, 2013 and provides more information about these proposals and the vote required for approval of each of them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PokerTek, Inc.

Date: June 7, 2013	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer and Chief Financial Officer